Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3 and related Prospectus of SciSparc Ltd. of our report dated April 28, 2022 with respect to the consolidated financial statements of SciSparc Ltd. (the "Company"), included in its Annual Report (Form 20-F) for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
February 16, 2023 Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global